UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Intellectual Property Purchase Agreement

Effective on April 24, 2025 (the “Effective Date”), Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”), entered into an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”), with Smokeless Technology Corp. (“Smokeless”). Pursuant to the IP Purchase Agreement, we purchased certain intellectual property, contracts, and know-how owned by Smokeless related to certain intellectual property and related assets including, without limitation, all patents, trademarks, product formulations, know-how, agreements, contracts, contractor agreements, supply chain contracts, manufacturing contacts and agreements for the entrance into a new business involving and surrounding oral pouches as a delivery mechanism for nutritional and wellness products (collectively, the “Purchased IP”), in consideration for 1,600,000 shares of the Company’s restricted common stock (the “IP Purchase Shares”) and the Royalty Payments (defined and discussed below).

Pursuant to the IP Purchase Agreement, we agreed to pay Smokeless a royalty of ten percent (10%) of gross worldwide sales of any product we sell associated with the Purchased IP, which meets the following requirements: (a) the design of the product was not transferred or provided for purposes of providing a license to cover an offering of a third party and controlled by us, and (b) the product is sold by us, or in development with the intention to commercialize (collectively, “Mango Purchased IP Products”), which will go into effect on the first anniversary of the Effective Date (April 23, 2026) and are required to be paid in perpetuity to the extent the Mango Purchased IP Products are being sold (the “Royalty Payments”). The Royalty Payments are required to be paid on an annual basis, within 30 days after the end of the calendar year.

The IP Purchase Agreement included standard representations and warranties and confidentiality and indemnification obligations of the parties, for a transaction of that type and size.

The IP Purchase Agreement, and the purchase of the Purchased IP, closed on April 24, 2025, upon the parties entry into the IP Purchase Agreement, and the IP Purchase Shares are expected to be issued on or before April 25, 2025.

Consulting Agreement

On April 24, 2025, we entered into a Consulting Agreement with Strategem Solutions Inc. (“Strategem” and the “Consulting Agreement”), pursuant to which Strategem agreed to provide us the services of Tim Corkum (“Corkum”), in the capacity of President of a to be formed wholly-owned subsidiary of the Company, and to provide us consulting services related to the development of a pouch division, product innovation, business development, and commercialization strategy for a smokeless product vertical. Corkum is a Director of Smokeless. The Consulting Agreement has a term of 12 months unless otherwise earlier terminated due to breach of the agreement by either party, subject to a thirty-day cure right. In consideration for agreeing to provide the services under the agreement, the Company agreed to issue an aggregate of 120,000 shares of the Company’s common stock to Strategem (the “Sign-On Shares”). The Sign-On Shares will be issued under the Mangoceuticals, Inc. 2022 Equity Incentive Plan and vest at a rate of 10,000 shares per month with the first month vesting upon execution of the Consulting Agreement. Any shares not vested on the date the term ends will be forfeited. We also agreed to pay Strategem $12,500 per month in cash during the term of the Consulting Agreement, which shall accrue on a monthly basis until the Company has completed a successful raise of an aggregate of at least $1.5 million from the sale of either debt or equity of the Company after the date of the agreement. The Consulting Agreement includes customary confidentiality and non-solicitation obligations, mutual representations and warranties, and confirmations that Strategem/Corkum is serving as an independent contractor to the Company.

* * * * *

The foregoing description of the IP Purchase Agreement and the Consulting Agreement is only a summary of the material terms of such agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the IP Purchase Agreement and Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, to this Current Report on Form 8-K and incorporated into this Item 1.01 in their entirety, by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the IP Purchase Agreement, is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The issuance of the IP Purchase Shares and the M&P Stock was/will be exempt from registration pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not/will not involve a public offering, the recipients took/will take the securities for investment and not resale, we took/will take appropriate measures to restrict transfer, and the recipients are “accredited investors”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to Amended and Restated Executive Employment Agreement

On April 24, 2025, we entered into a First Amendment to Amended and Restated Executive Employment Agreement with Jacob D. Cohen, our Chief Executive Officer (the “Amendment”).

The Amendment, which has an effective date of April 1, 2025, amended that prior Amended and Restated Executive Employment Agreement dated December 13, 2024, by and between the Company and Mr. Cohen, as amended to date (the “A&R Agreement”) to: (a) provide for Mr. Cohen to be paid a bonus of an additional 3,192,906 shares of Mango & Peaches Corp. (“M&P”), a subsidiary of the Company, common stock (the “M&P Stock”); (b) increase Mr. Cohen’s base yearly compensation to $420,000 per year (from $360,000 per year); (c) increase the monthly office allowance payable to Mr. Cohen to $10,000 (from $7,500); and (d) increase the monthly car allowance payable to Mr. Cohen to $5,000 per month (from $2,500).

Following the issuance of the M&P Stock and the 1,700,000 shares of M&P common stock which Mr. Cohen is due pursuant to the term of the A&R Agreement, which haven’t been issued to date, Mr. Cohen will own 49% of the outstanding common stock of M&P. Mr. Cohen is also due to be issued 100 shares of Series A Super Majority Voting Preferred Stock of M&P (described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 15, 2025), which have the right to vote fifty-one percent (51%) of the total vote on all M&P shareholder matters, voting separately as a class, which when issued will give Mr. Cohen voting control over M&P.

The description of the Amendment above is not complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.3, and incorporated by reference into this Item 5.02 in its entirety.

Item 7.01 Regulation FD Disclosure.

On April 25, 2025, the Company issued a press release disclosing the closing of the IP Purchase Agreement.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in, or incorporated into, Item 7.01 of this Current Report is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filings.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*#	Intellectual Property Purchase Agreement dated April 24, 2025, by and between Mangoceuticals, Inc., as purchaser and Smokeless Technology Corp., as seller
10.2*£	Consulting Agreement dated April 24, 2025, between Mangoceuticals, Inc. and Strategem Solutions, Inc.
10.3*£	First Amendment to Amended and Restated Executive Employment Agreement dated April 24, 2025 and effective April 1, 2025, by and between Mangoceuticals, Inc. and Jacob Cohen
99.1**	Press Release dated April 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

** Furnished herewith.

£ Represents management contract or compensatory plan or arrangement.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: April 25, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer